
<ARTICLE>                     5
<LEGEND>
     This schedule contains summary financial information extracted from the
     Consolidated Balance Sheet and Consolidated Income Statement of GATC and is
     qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER>                                  1,000,000

<PERIOD-TYPE>                      6-MOS
<FISCAL-YEAR-END>                            DEC-31-1996
<PERIOD-START>                               JAN-01-1996
<PERIOD-END>                                 JUN-30-1996
<CASH>                                                13
<SECURITIES>                                           0
<RECEIVABLES>                                         66
<ALLOWANCES>                                           5
<INVENTORY>                                            0
<CURRENT-ASSETS>                                       0 <F1>
<PP&E>                                              3445
<DEPRECIATION>                                      1385
<TOTAL-ASSETS>                                      2853
<CURRENT-LIABILITIES>                                  0 <F1>
<BONDS>                                             1122 <F2>
<PREFERRED-MANDATORY>                                  0
<PREFERRED>                                            0
<COMMON>                                               0
<OTHER-SE>                                           758
<TOTAL-LIABILITY-AND-EQUITY>                        2853
<SALES>                                                0
<TOTAL-REVENUES>                                     362
<CGS>                                                  0
<TOTAL-COSTS>                                        161 <F3>
<OTHER-EXPENSES>                                      64 <F4>
<LOSS-PROVISION>                                       0
<INTEREST-EXPENSE>                                    55
<INCOME-PRETAX>                                       53 <F5>
<INCOME-TAX>                                          20
<INCOME-CONTINUING>                                   42
<DISCONTINUED>                                         0
<EXTRAORDINARY>                                        0
<CHANGES>                                              0
<NET-INCOME>                                          42
<EPS-PRIMARY>                                          0
<EPS-DILUTED>                                          0

<F1> Not applicable because GATC has an unclassified balance sheet.
<F2> This value consists of two components:  Long-term debt of 1,011 million and Capital Lease Obligations of 111 million. Short-term debt is not included in this calculation.
<F3> This value represents Operating Expenses on the Consolidated Income
     Statement.
<F4> This value consists of the Provision for Depreciation and Amortization on
     the Consolidated Income Statement.
<F5> This value represents Income Before Income Taxes and Equity in Net
     Earnings of Affiliates.

